SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 18, 2006

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                                               0-7246                       95-2636730

(State or Other Jurisdiction                  (Commission                (IRS Employer

      of Incorporation)                                File Number)           Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

no change

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01.        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2006, Petroleum Development Corporation announced that the NASDAQ Listing Qualifications Panel has notified the Company that the Company has regained compliance with NASDAQ filing requirements and evidenced compliance with all NASDAQ Marketplace Rules.  Accordingly, the Panel determined to continue the listing of the Company's securities on the NASDAQ National Market.

Effective with the opening of business on Friday, January 20, 2006, the Company's trading symbol will be changed from PETDE to PETD.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(c)    Exhibits.

The news release is filed herewith as Exhibit 99.1 and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

By                    /s/ Darwin L. Stump

            Darwin L. Stump

            Chief Financial Officer

            Date   January 18, 2006